UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Omtool, Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 26, 2006

Dear Fellow Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders, which will be held this year on Tuesday, May 23, 2006, at 10:00 A.M. local time, at the offices of Omtool, Ltd. at 6 Riverside Drive, Andover, Massachusetts 01810.

At this year’s meeting, you are asked to elect two Class III directors. The accompanying Notice of Meeting and Proxy Statement describe the proposals being put to the vote of Omtool, Ltd.’s stockholders at this year’s meeting. We urge you to read this information carefully.

Your Board of Directors unanimously believes that the election of its nominees as directors is in the best interest of Omtool, Ltd. and its stockholders, and accordingly recommends a vote FOR Item 1 on the enclosed proxy card.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return your proxy ballot in the envelope provided; complete your proxy by calling the toll-free telephone number listed on the enclosed proxy voting instructions card; or complete your proxy via the Internet at the Internet address listed on the enclosed proxy voting instructions card. If the address on the accompanying material is incorrect, please advise the Company in writing at 6 Riverside Drive, Andover, Massachusetts 01810, Attention: Daniel A. Coccoluto.

For the Board of Directors,

Robert L. Voelk
Chief Executive Officer, President and Chairman of the Board

OMTOOL, LTD.

6 RIVERSIDE DRIVE
ANDOVER, MASSACHUSETTS 01810

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on May 23, 2006

To The Stockholders:

The Annual Meeting of Stockholders of Omtool, Ltd., a Delaware corporation, will be held on Tuesday, May 23, 2006 at 10:00 A.M. local time at the offices of Omtool, Ltd. at 6 Riverside Drive, Andover, Massachusetts 01810, for the following purposes:

1.                To elect two Class III directors, each to serve for a term of three years.

2.                To transact such other business as may properly come before the meeting and any adjournments thereof.

Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on Monday, March 27, 2006, the record date fixed by the Board of Directors for such purpose. To ensure your representation at the meeting, whether or not you plan to attend the meeting, please vote in one of the following three ways: (1) by completing, signing and dating the enclosed proxy card and returning it as promptly as possible in the enclosed postage-prepaid envelope; (2) by completing your proxy by using the toll-free telephone number listed on the enclosed proxy voting instructions card; or (3) by completing your proxy via the Internet at the Internet address listed on the enclosed proxy voting instructions card.

By Order of the Board of Directors,
Daniel A. Coccoluto Secretary

Andover, Massachusetts
April 26, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE (1) COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE; (2) COMPLETE YOUR PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE ENCLOSED PROXY VOTING INSTRUCTIONS CARD; OR (3) COMPLETE YOUR PROXY VIA THE INTERNET AT THE INTERNET ADDRESS LISTED ON THE ENCLOSED PROXY VOTING INSTRUCTIONS CARD IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

OMTOOL, LTD.

6 RIVERSIDE DRIVE
ANDOVER, MASSACHUSETTS 01810

PROXY STATEMENT

April 26, 2006

Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Omtool, Ltd. (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 23, 2006 at 10:00 A.M. local time, at the offices of Omtool, Ltd. at 6 Riverside Drive, Andover, Massachusetts 01810.

Only stockholders of record as of the close of business on March 27, 2006 (the “Record Date”) will be entitled to vote at the meeting and any adjournments thereof. As of the Record Date, 4,038,981 shares of common stock, par value $.01 per share (the “Common Stock”), of the Company were issued and outstanding. Each share of Common Stock outstanding as of the Record Date will be entitled to one vote and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice to the Secretary of the Company at any time before it is exercised. Each of the persons named as a proxy in this proxy statement is a director and/or executive officer of the Company.

An Annual Report to Stockholders, containing audited financial statements for the fiscal year ended December 31, 2005, is being mailed together with this proxy statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about April 26, 2006.

The mailing address of the Company’s principal executive offices is 6 Riverside Drive, Andover, Massachusetts 01810.

All properly executed proxies returned in time to be counted at the meeting and not revoked will be voted, and with respect to the election of the members of the Board of Directors, will be voted as stated below under “Election of Directors.” Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with that specification and, if no specification is indicated, will be voted FOR the matters.

The representation in person or by proxy of at least a majority of all shares of Common Stock issued, outstanding and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as director, or that contain one or more abstentions or broker “non-votes,” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

The election of directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on each such matter is required for approval; therefore, abstentions will have the practical effect of voting against each such matter since they are included in the number of shares present and voting on each such matter. However, broker “non-votes” are not considered shares entitled to vote and therefore will have no impact on the outcome of the vote. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.

SECURITIES OWNERSHIP OF
MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date (except as set forth below): (i) by each person who, to the knowledge of the Company, owned beneficially more than 5% of the 4,038,981 shares of Common Stock of the Company outstanding at such date; (ii) by each director and nominee; (iii) by each executive officer identified in the Summary Compensation Table set forth below under “Compensation and Other Information Concerning Directors and Officers,” and (iv) by the directors, nominees and executive officers of the Company as a group. Unless otherwise indicated below, each person listed below maintains a business address in the care of Omtool, Ltd., 6 Riverside Drive, Andover, Massachusetts 01810 and has sole voting and investment power with respect to all shares of Common Stock owned.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)	Percent of Class
Michael Rapoport (3)	278,830	6.86%
c/o Broadband Capital Management LLC
805 Third Avenue
15th Floor
New York, NY 10022
Manchester Management Company, LLC	216,382	5.36%
545 Boylston Street
Suite 202
Boston, MA 02116
Robert L. Voelk (4)	465,443	11.38%
Martin A. Schultz (5)	416,595	10.24%
5900 Collins Avenue
Miami, FL 33140
Arnold E. Ditri (6)	63,143	1.55%
Richard D. Cramer (7)	49,483	1.22%
Andrew E. Lietz (8)	41,714	1.03%
Daniel A. Coccoluto (9)	24,699	*%
James J. Scharpf	17,500	*%
Karen Cummings	15,000	*%
James P. O’Halloran	12,333	*%
William J. Drummey	12,333	*%
All executive officers, nominees and directors as a group (10 persons) (2)	1,118,243	26.51%

*                    Less than 1% of the outstanding Common Stock.

(1)          The persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as noted in the footnotes below and except to the extent authority is shared by spouses under applicable law.

(2)          The number of shares of Common Stock deemed outstanding includes (i) 4,038,981 shares of Common Stock outstanding as of the Record Date and (ii) 179,432 shares of Common Stock issuable pursuant to options held by the respective person or group that may be exercised within 60 days after the Record Date, as set forth below.

(3)          Based on a Schedule 13G dated March 10, 2005 filed by Mr. Rapoport reflecting beneficial ownership as of December 31, 2004. Includes warrants to purchase 23,200 shares of common stock registered in Mr. Rapoport’s name and also includes 3,000 shares of common stock and warrants to purchase 2,000 shares of common stock registered in the name of Broadband Capital Management LLC. Mr. Rapoport holds voting and/or dispositive powers over the securities held by Broadband Capital Management LLC.

(4)          Includes 51,428 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date by Mr. Voelk. Excludes 26,284 shares held in trust for the benefit of certain family members; Mr. Voelk disclaims beneficial ownership of such shares.

(5)          Includes 28,572 options to purchase shares of Common Stock that may be exercised within 60 days of the Record Date by Mr. Schultz.

(6)          Includes 28,572 options to purchase shares of Common Stock that may be exercised within 60 days of the Record Date by Mr. Ditri.

(7)          Includes 28,572 options to purchase shares of Common Stock that may be exercised within 60 days of the Record Date by Mr. Cramer.

(8)          Includes 28,572 options to purchase shares of Common Stock that may be exercised within 60 days of the Record Date by Mr. Lietz.

(9)          Includes 13,716 options to purchase shares of Common Stock that may be exercised within 60 days of the Record Date by Mr. Coccoluto.

PROPOSAL 1
ELECTION OF DIRECTORS

No proxy may be voted for more people than the number of nominees set forth below. Shares represented by all proxies received by the Board of Directors and not so marked to withhold authority to vote for Martin A. Schultz or Robert L. Voelk (by writing that individual director’s name where indicated on the proxy) will be voted FOR the election of Messrs. Schultz and Voelk, respectively. The Board of Directors knows of no reason why Messrs. Schultz or Voelk should be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person for fixing the number of directors at a lesser number.

Information Pertaining to Directors and Nominees

In accordance with the Company’s Amended and Restated By-laws (the “By-laws”), the Company’s Board of Directors is divided into three classes. Martin A. Schultz, one of the Company’s two Class III Directors and the Company founder, has served as a director since the Company’s inception in 1991. Robert L. Voelk, the Company’s other Class III Director, has served as a director since August 1993. The terms of Messrs. Schultz and Voelk expire as of the date of the Annual Meeting of Stockholders to be held in 2006. Richard D. Cramer, one of the Company’s two Class I Directors, has served as a director since January 1996. Andrew E. Lietz, the Company’s other Class I Director, has served as a director since July 2001. The terms of Messrs. Cramer and Lietz directorships expire as of the date of the Annual Meeting of Stockholders to be held in 2007. Arnold E. Ditri, one of the Company’s three Class II Directors, has served as a director since July 2001. William Drummey another of the Company’s Class II Directors, has served as director since June 2005. James P. O’Halloran, the Company’s other Class II Director, has served as a director since October 2004. The terms of Messrs. Ditri, Drummey and O’Halloran expire as of the date of the Annual Meeting of Stockholders to be held in 2008.

Each director serves for a three-year term, with one class of directors being elected at each Annual Meeting of Stockholders. Each director holds office until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

The following table sets forth for each nominee to be elected at the meeting and for each Director who will continue to serve as a director beyond the meeting, the year such nominee or director was first elected as a director, the positions currently held by such nominee or director with the Company, the year such nominee’s or director’s term will expire and the class of director of such nominee or director.

Nominee’s or Director’s Name and Year Nominee or Director First Became a Director	Position(s) Held	Year Term Will Expire	Class of Director
Robert L. Voelk (1993)	Chairman of the Board, President and Chief Executive Officer	2006	III
Martin A. Schultz (1991)	Director	2006	III
Richard D. Cramer (1996)	Director	2007	I
Andrew E. Lietz (2001)	Director	2007	I
James O’Halloran (2004)	Director	2008	II
Arnold E. Ditri (2001)	Director	2008	II
William J. Drummey (2005)	Director	2008	II

Occupations of Directors and Executive Officers

The following table sets forth the Class III nominees to be elected at the meeting, the current directors who will continue to serve as directors beyond the meeting, and the current executive officers of the Company, their ages and the positions currently held by each such person with the Company:

Name	Age	Position
Robert L. Voelk	50	Chairman of the Board, President and Chief Executive Officer
Daniel A. Coccoluto	36	Chief Financial Officer, Treasurer and Secretary
Karen Cummings	41	Executive Vice President, Marketing
James J. Scharpf	50	Executive Vice President, Sales
Richard D. Cramer (2)	43	Director
Arnold E. Ditri (1, 3)	69	Director
William J. Drummey (1, 2)	67	Director
Andrew E. Lietz (2, 3)	67	Director
James O’Halloran (1)	73	Director
Martin A. Schultz	49	Director

(1)          Member of Audit Committee.

(2)          Member of Compensation Committee.

(3)          Member of the Nominating and Corporate Governance Committee.

Directors to be Elected at the Meeting

Martin A. Schultz , the founder of the Company, has served as a Director of the Company since its inception in March 1991. Mr. Schultz served the Company as its Chief Technology Officer from May 1998 to December 1999. Mr. Schultz served as the Company’s President from its inception through August 1993 and from January 1996 through May 1999. Mr. Schultz served as Chief Executive Officer of the Company from March 1991 to January 1996. Since February 2003, Mr. Schultz has served as Chief Executive Officer of IMbrella Software, Inc., which provides tools for companies who want to reduce their risk of unregulated Instant Messaging on their networks. Since January 2003, Mr. Schultz has served as a Director of eSped.com, Inc. (“eSped”), which provides internet based applications, services and information to the K-12 education community. From March 2002 to January 2003, Mr. Schultz served as the Chief Executive Officer of eSped. From January 2000 to March 2002, Mr. Schultz was the Chief Technical Officer of eSped. Mr. Schultz served as Vice President of ASA International, Ltd. (“ASA”), a designer and developer of proprietary vertical market software, from April 1989 to January 1991.

Robert L. Voelk has served as a Director of the Company since August 1993. Mr. Voelk has served as Chief Executive Officer of the Company from January 1996 to December 1999 and from July 2000 to the present. Mr. Voelk has also served as President of the Company from August 1993 to January 1996 and from July 2000 to the present. Mr. Voelk has served as the Chairman of the Board of Directors of eSped since January 2000 and Chief Executive Officer from January 2000 to March 2002. Mr. Voelk was employed in various positions at ASA from 1981 to 1993, most recently serving as Executive Vice President and Director. Mr. Voelk is currently a Director of ASA.

Directors Whose Terms Extend Beyond the Meeting

Richard D. Cramer has served as a Director of the Company since January 1996. Since February 2006, Mr. Cramer has served as Vice President, Small and Medium Business and Educational Business Units of Saba Software, Inc. (“Saba”).  Mr. Cramer served as Senior Vice President of Worldwide Sales and Marketing for CENTRA Software, Inc. (“CENTRA”), a developer and marketer of web-centric distance learning software, from December 2003 until Saba merged with CENTRA in February 2006. From September 2001 to July 2003, Mr. Cramer served as President and Chief Executive Officer of Veridiem, Inc., a developer of enterprise software marketing solutions. From January 1999 to September 2001, Mr. Cramer was an independent sales and marketing consultant. He also served as Vice President, Sales and Marketing of CENTRA Software, Inc. from May 1996 to January 1999. Mr. Cramer served as Vice President of North American Field Operations at Avid Technology, Inc., a developer of nonlinear film, video and audio solutions, from 1989 to 1995 and Vice President and General Manager of the Desktop Division of Avid Technology, Inc. during 1996.

Arnold E. Ditri has served as a Director of the Company since July 2001. He was President and Chief Executive Officer of Hedstrom Corporation, a manufacturer and marketer of children’s leisure and activity products, from March 1993 to December 2000. He was non-executive Chairman of Hedstrom from January 2001 to July 2001. Mr. Ditri served as President of Ditri Associates, Inc. from 1981 until 1994, which company, with a number of financial partners, specialized in acquiring and building under-achieving companies with Mr. Ditri serving as Chief Executive Officer of the acquired companies. From 1984 through 1988, Ditri Associates built Eagle Industries, Inc. in partnership with Great American Management, Inc. of Chicago. From 1961 to 1981, Mr. Ditri was a management consultant with Booz Allen & Hamilton and Touche Ross & Co. He was a partner in Touche Ross from 1967 to 1981.

William J. Drummey has served as a Director of the Company since June 2005.  In 1994, Mr. Drummey founded W.J. Drummey & Associates, an executive search firm that primarily focuses on the software industry. From October 1990 to June 1994, Mr. Drummey was Executive Vice President of Legent Corporation,  a supplier of computer system productivity software for medium and large IBM and IBM compatible computers, where he was responsible for field operations.  Prior to that, he served as Vice President of North American Sales for Lotus Corporation and prior to that, Cullinet Software. His experience in the software industry followed 19 years at IBM where he held a number of management and executive positions in sales, marketing and channel management.

Andrew E. Lietz has served as a Director of the Company since July 2001. Mr. Lietz currently serves as the Managing Director of Rye Capital Management, a private equity investment firm. From September 2000 until June 2002, Mr. Lietz served as Executive Chairman of Clare Corporation, a manufacturer of integrated circuits. From October 1995 until June 2000, he served as President and Chief Executive Officer of Hadco Corporation (“Hadco”), a global manufacturer of electronic interconnect products and services. Previously, Mr. Lietz served as Chief Operating Officer and Vice President of Hadco from July 1991 to October 1995, and served as director of Hadco from February 1993 through June 2000. Mr. Lietz serves as a director of Amphenol Corporation, a global manufacturer of electronic components for the industrial and military marketplace; Safeguard Scientifics, Inc. a technology and service company that sponsors development of businesses; and Dynamic Details Incorporated, a provider of development and manufacturing services for the electronics industry. He also serves on the Board of Trustees for the University System of New Hampshire.

James O’Halloran has served as a Director of the Company since October 2004. From June 1999 to August 2001, Mr. O’Halloran was the Senior Vice President, Chief Financial Officer and Treasurer of Pegasystems. Mr. O’Halloran has served as a Director of Pegasystems since 1999. From 1991 to 1999 he served as President of G & J Associates, Ltd., a financial consulting firm. From 1956 to 1990, Mr. O’Halloran was with the international accounting firm of Arthur Andersen LLP serving as an audit partner from 1967 until his retirement in 1990. From August 2002 to February 2004, Mr. O’Halloran served as President and Chief Operating Officer of FabTech Industries, of Brevard, Inc., a certified supplier of precision components for the aerospace, defense, medical, fuel cell and high tech industries. Since 1993, Mr. O’Halloran has served as a director of ASA., a designer and developer of proprietary vertical market software.

Executive Officers

Daniel A. Coccoluto has served the Company as Chief Financial Officer, Secretary and Treasurer since April 2005. Prior to that, Mr. Coccoluto served as the Company’s Acting Chief Financial Officer, Secretary and Treasurer from September 2003 to April 2005. Prior to that, he served as the Company’s Corporate Controller from March 1999 to September 2003. Mr. Coccoluto was an Audit Senior for Ernst & Young, LLP, a public accounting firm, from November 1996 to March 1999.

Karen Cummings has served the Company as Executive Vice President, Marketing since October 2005. From June 2004 to October 2005, Ms. Cummings was a Principal at Spinnaker Consulting Group, a consulting firm that provides assistance with strategic and marketing planning. Prior to that, she served as the Chief Marketing Officer and Executive Vice President of Metatomix, Inc., a developer of semantic composite applications, from September 2001 to June 2004. From February 2000 to September 2001, Ms. Cummings served as the Vice President, Marketing of Sandy Bay Networks, Inc., a full service web design and development firm. From August 1999 to January 2000, Ms. Cummings served as Vice President, Marketing and Business Development for Quickbuy, Inc. (“Quickbuy”), an internet commerce company. Prior to her position with Quickbuy, Ms. Cummings served as Vice President, Marketing and Business Development for Advanced Visual Systems, Inc., a developer of interactive data visualization software and solutions, from February 1999 to July 1999. From July 1992 to January 1999, Ms. Cummings held various positions at SystemSoft Corporation, a developer of system-level software solutions. From 1989 to 1992, Ms. Cummings held various positions in marketing at Intel Corporation.

James J. Scharpf has served the Company as Executive Vice President, Sales since November 2005. From November 2002 to October 2005, Mr. Scharpf served as a Regional Vice President for Keane, Inc., a consulting and outsourcing services company. Prior to that, from February 2001 to October 2002, he served as Vice President Sales and Marketing for Syntellect, Inc., a provider of self-service speech and advanced call center solutions. From August 1999 to January 2001, Mr. Scharpf served as the Vice President, Sales of Kamoon, Inc., a developer of web based solutions that directs and manages customer inquiries on the web. From January 1992 to July 1999, Mr. Scharpf held various positions, culminating as Senior Vice President of Sales and Marketing, with MicroAge Technology Services, a provider of technology management solutions and integrated technology products.

Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers or directors of the Company.

Board Vacancy

On October 20, 2004, the Board of Directors voted unanimously to increase the number of members of the Board of Directors from six to seven. Mr. O’Halloran was then appointed a Class II member. Mr. Styslinger resigned effective December 16, 2004, leaving one open Class II director seat.  On July 22, 2005, the Board of Directors elected William J. Drummey as a Class II Director of the Company.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors

A majority of the members of the Board of Directors are independent directors within the meaning of the Company’s director independence standards and the director independence standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). The Board of Directors has determined that each member of each of the committees of the Board of Directors is independent within the meaning of the Company’s and Nasdaq’s director independence standards.

Executive Sessions of Independent Directors

Pursuant to the Nasdaq Rules, the independent directors shall have regularly scheduled meetings at which only independent directors are present. The independent directors intend to hold executive sessions at least two times per year in conjunction with regularly scheduled board meetings.

Policies Governing Director Nominations

The Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”) is responsible for identifying individuals qualified to become members of the Board of Directors and recommending for the Board of Directors’ selection director nominees for election at the next annual or other properly convened meeting of shareholders.

Process for Consideration of Nominees.

Identification of Candidates.   The Nominating Committee shall identify candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations properly submitted by shareholders or by such other methods as the Nominating Committee deems helpful to identify candidates.

Evaluation Process.   Once candidates have been identified, the Nominating Committee shall confirm that the candidates meet all of the minimum qualifications for director nominees. The Nominating Committee may gather information about the candidates through interviews; detailed questionnaires regarding the candidate’s experience, background and independence; comprehensive background checks; or by any other means that the Nominating Committee deems to be helpful in the evaluation process. The Nominating Committee shall then meet, discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Other than the procedural requirements for recommendations of director nominees by stockholders (described below), the Nominating Committee shall make no distinction in the manner by which the Nominating Committee evaluates director nominees, whether nominated by the Board of Directors or by a stockholder.

Procedures for Recommendation of Nominees by Stockholders.

The Nominating Committee will consider candidates for the Board of Directors who are recommended by stockholders of the Company. Stockholders, in submitting recommendations to the Nominating Committee for director candidates, shall follow the following procedures:

While stockholders can submit recommendations for director nominees at any time, in order for the Nominating Committee to consider a candidate submitted by a stockholder with respect to potential nomination at a particular annual or special meeting of the stockholders at which directors will be elected, the Secretary of the Company must receive any such recommendation for nomination not later than the close of business on the 120th day before the first anniversary of the date this proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting. Nominations received after such date shall be considered for the next annual meeting of stockholders.

Such recommendation for nomination must be in writing and include the following:

1.                Name and address of the stockholder making the recommendation, as they appear on the Company’s books and records;

2.                Name of the individual recommended for consideration as a director nominee;

3.                A written statement from the stockholder making the recommendation stating why the recommended candidate would be able to fulfill the duties of a director and whether the security holder consents to being identified in the Company’s proxy statement;

4.                Any other information (such as biographical data) regarding the recommended candidate that the stockholder would like to submit to the Nominating Committee to assist it in its evaluation of the candidate; and

5.                The recommended candidate’s written consent to being named in the proxy statement as a nominee and to serve as a director (if recommended by the Nominating Committee, selected by the Board of Directors as a nominee and elected), assuming all other procedural and regulatory requirements are satisfied.

Nominations should be sent to the attention of the Secretary of the Company by U.S. Mail (including courier or expedited delivery service) c/o Omtool, Ltd., 6 Riverside Drive, Andover, MA 01810.

The Secretary of the Company will promptly forward any such nominations to the Nominating Committee. Once the Nominating Committee receives the nomination of a candidate, the candidate will be evaluated and, if appropriate, may be recommended for the Board of Directors’ selection as a director.

Director Qualifications and Skills

The Nominating Committee seeks directors who possess appropriate qualifications and skills and evaluates each individual candidate in the context of the overall composition and needs of the Board of Directors, with the objective of selecting a group that can best manage the Company’s business and affairs and represent shareholder interests using its diversity of experience.

A majority of the members of the Board of Directors and all members of all committees of the Board of Directors shall meet the independence requirements to the extent required by the rules promulgated by the Securities and Exchange Commission, the corporate governance rules adopted by Nasdaq and any exchange, quotation system or market upon which the Company’s securities are traded (the “Regulatory Bodies”), as in effect from time to time. This assessment includes consideration of the adequacy of the experience of the directors, who, in the belief of the Nominating Committee, must have, at a minimum, substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business or other disciplines relevant to the business of the Company.

The following are the specific qualities or skills that the Nominating Committee believes are necessary for one or more of the directors to possess:

•       Economic, technical, scientific, academic, financial, accounting, legal, marketing or other expertise applicable to the business of the Company;

•       Leadership or substantial achievement in their particular fields;

•       Demonstrated ability to exercise sound business judgment;

•       Integrity and high moral and ethical character;

•       Potential to contribute to the diversity of viewpoints, backgrounds or experiences of the Board of Directors as a whole;

•       Capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency;

•       Ability to work well with others;

•       High degree of interest in the business of the Company;

•       Dedication to the success of the Company;

•       Commitment to responsibilities of a director;

•       Absence of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Board of Directors; and

•       International business or professional experience.

Policy Governing Security Holder Communications with the Board of Directors

The Board of Directors provides to every security holder the ability to communicate with the Board of Directors as a whole and with individual members of the Board of Directors through an established process for security holder communication as follows:

For security holder communication directed to the Board of Directors as a whole, security holders may send such communication to the attention of the Board of Directors via the method listed below:

U.S. Mail or Expedited Delivery Service:

Omtool, Ltd. 6 Riverside Drive Andover, MA 01810 Attn: Board of Directors

For security holder communication directed to an individual director in his or her capacity as a member of the Board of Directors, security holders may send such communication to the attention of the individual director via the method listed below:

U.S. Mail or Expedited Delivery Service:

Omtool, Ltd. 6 Riverside Drive Andover, MA 01810 Attn: [Name of Director]

The Company will forward by U.S. mail any such security holder communication to the Board of Directors or any individual director, as specified by the security holder. Complaints and general communications related to accounting matters will be referred to members of the Company’s Audit Committee pursuant to procedures adopted by the Audit Committee.

Policy Governing Director Attendance

Each member of the Board of Directors is expected to make every reasonable effort to attend annual meetings of the Company, Board of Directors meetings and meetings of the committees on which he serves. One member of the Board of Directors attended the Annual Meeting of Stockholders held in May 2005.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Meetings and Committees

The Board of Directors met five times, and took action by unanimous written consent once during the fiscal year ended December 31, 2005. The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which he was a director) and (2) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).

Compensation Committee

The Compensation Committee of the Board of Directors (the “Compensation Committee”) establishes and approves all compensation for the Company’s Chief Executive Officer and all other executive officers. The Compensation Committee also approves incentive compensation of employees and directors of and consultants to the Company. The Compensation Committee met four times and took no action by written consent during the fiscal year ended December 31, 2005. The Board of Directors has adopted a Compensation Committee Charter, which is available on the Investors sub-section of the Company’s website at www.omtool.com. The current members of the Compensation Committee are Richard D. Cramer, Andrew E. Lietz and William J. Drummey. The Board of Directors has determined that each current member of the Compensation Committee is independent within the meaning of the Company’s director independence standards and those of the Regulatory Bodies.

Audit Committee

The Audit Committee of the Board of Directors (the “Audit Committee”) oversees the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, including, but not limited to, appointing, compensating and retaining the Company’s independent registered public accounting firm;  overseeing the work performed by any independent public accountants; assisting the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Company to the Securities and Exchange Commission, the Company’s shareholders or the general public and (ii) the Company’s internal financial and accounting controls; recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations, establishing and overseeing procedures designed to facilitate: (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters; engaging advisors as necessary; and determining the funding from the Company that is necessary or appropriate to carry out the Audit Committee’s duties and distributing relevant funding provided by the Company. The Board of Directors has adopted an Audit Committee Charter, which is available on the Investors sub-section of the Company’s website at www.omtool.com. The current members of the Audit Committee are James P. O’Halloran, Arnold E. Ditri and William J. Drummey. The Audit Committee met seven times and took action by written consent two times during the fiscal year ended December 31, 2005. Each member of the Audit Committee is able to read and understand financial statements of a complexity at least comparable to the Company’s financial statements, and the Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Each member of the Audit Committee is also financially sophisticated as required by the NASD Marketplace Rules, and is independent within the meaning of the Company’s director independence standards and those of the Regulatory Bodies.

Nominating and Corporate Governance Committee

The Board of Directors has established a Nominating Committee and Corporate Governance Committee (the “Nominating Committee”). The current members of the Nominating Committee are Messrs. Lietz and Ditri. The Board of Directors has determined that each current member of the Nominating Committee is independent within the meaning of the Company’s director independence standards and those established by the Regulatory Bodies. The Nominating Committee met once and took no action by written consent during the fiscal year ended December 31, 2005. The Nominating Committee Charter, adopted by the Company’s Board of Directors, is available on the Investors sub-section of the Company’s website at www.omtool.com.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code”) that meets the requirements of a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934 and a “code of conduct,” as defined by qualitative listing requirements promulgated by Nasdaq. The Code applies to all of the Company’s directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A current copy of the Code is available on the Investors sub-section of the Company’s website at www.omtool.com. A current copy of the Code of Business Conduct and Ethics may also be obtained by any person, without charge, upon request directed to the Company at: Omtool, Ltd., 6 Riverside Drive, Andover, MA 01810, Attention: Compliance Officer.

The Company will promptly disclose to investors, in compliance with applicable rules and regulations, amendments to the Code, as well as waivers of the Code, that apply or are granted to specified individuals, including directors, executive officers or certain other senior financial officers or persons performing similar functions, in each such case to the extent required by such rules and regulations.

Compensation of Directors

During 2005, independent directors received the following fees:

—             retainer of $20,000 (which may continue to be partially taken in the form of health insurance)

—             A fee of $1,500 for each quarterly Board meeting attended

—             A fee of $500 for each committee meeting attended

—             Additional retainer fees as follows:

•        $5,000 for the Audit Committee Chair

•        $2,500 for members of the Audit Committee

•        $2,500 for each of the Chairs of the Nominating and Compensation Committees

•        $1,500 for members of the Nominating and Compensation Committees

Outside directors have been and will continue to be reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings. No director who is an employee of the Company will receive separate compensation for services rendered as a director.

Non-employee directors may elect to receive individual and family medical insurance coverage under the Company’s Group Medical and Dental Plans. If a director elects to receive medical insurance coverage, $6,000 is deducted from his retainer to pay for the coverage. Of the non-employee directors, only Mr. Schultz has elected to take the medical coverage.

COMPENSATION AND OTHER INFORMATION
CONCERNING DIRECTORS AND OFFICERS

Executive Compensation

The following table sets forth information concerning the compensation for services in all capacities paid or accrued by the Company for the fiscal years ended December 31, 2005, 2004 and 2003, to (i) the individual who served as the Chief Executive Officer for the fiscal year ended December 31, 2005 and (ii) each of the executive officers for the fiscal year ended December 31, 2005 (with the Chief Executive Officer, collectively, the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

		Annual Compensation (1)		Long Term Compensation Awards (2)
Name and				Restricted Stock	Securities Underlying	All Other Compensation
Principal Position	Year	Salary ($)	Bonus ($)(3)	Award(s) ($)(4)	Options/SARs (#)	($)(5)
Robert L. Voelk (6)	2005	350,000	131,000	130,756	—	40,390
Chief Executive Officer, President and	2004	350,000	175,000	—	—	30,128
Chairman of the Board	2003	350,000	47,326	—	—	39,079
Daniel A. Coccoluto (7)	2005	149,519	50,000	39,850	—	2,077
Chief Financial Officer, Secretary and	2004	125,000	50,000	—	—	225
Treasurer	2003	111,143	15,000	—	16,000	112
Karen Cummings (8)	2005	46,154	—	120,600	—	1,154
Executive Vice President, Marketing
James J. Scharpf (9)	2005	30,769	16,666	139,825	—	712
Executive Vice President, Sales

(1)          In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits have been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for the executive officer during the year ended December 31, 2005.

(2)          The Company did not grant any stock appreciation rights during fiscal 2004, 2003 or 2002. The Company does not have any long term incentive plans.

(3)          Bonuses are reported in the year earned, even if actually paid in a subsequent year.

(4)          This column shows the market value of 2005 restricted stock awards based on the closing price for the Company’s common stock on the date of award. Restricted stock awarded to the named executive officers vest in four equal installments on the anniversary of each year following the award. The restricted stock awarded to Messrs. Voelk and Coccoluto began vesting on January 31, 2006 and will vest on the next three anniversaries of that date. The restricted stock awarded to Ms. Cummings and Mr. Scharpf will vest on November 1, 2006 and will vest on the next three anniversaries of that date. As of December 31, 2005, Mr. Voelk held  16,406 shares of restricted stock having a value of $115,006,  Mr. Coccoluto  held  5,000 shares of restricted stock having a value of $35,050, Ms. Cummings held 15,000 shares of restricted stock having a value of $105,150, and Mr. Scharpf held 17,500 shares of restricted stock having a value of $122,675. Unvested restricted stock earn dividend equivalents at the same rate as the dividends paid to stockholders. The Company did not grant any restricted stock awards during fiscal 2004 or 2003.

(5)          Consists of the Company’s matching contributions related to the Company’s 401(k) Plan, premiums for life insurance paid by the Company on behalf of the Named Executive Officers and other personal benefits.

(6)          Mr. Voelk has been the Company’s Chief Executive Officer and President since July 2000. Mr. Voelk was the Company’s Chief Executive Officer from January 1996 to December 31, 1999.

(7)          Mr. Coccoluto joined the Company as Corporate Controller in March 1999. In September 2003, Mr. Coccoluto was named Acting Chief Financial Officer, Treasurer and Secretary. In April 2005, Mr. Coccoluto was named Chief Financial Officer, Treasurer and Secretary.

(8)          Ms. Cummings joined the Company as Executive Vice President, Marketing in October 2005.

(9)          Mr. Scharpf joined the Company as Executive Vice President, Sales in November 2005.

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2005.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	474,714 (1)	$6.04	1,104,746 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	414,714	$6.04	1,104,746

(1)          Issued pursuant to the Company’s 1997 Stock Plan, as amended, and the Company’s 1997 Employee Stock Purchase Plan.

(2)          Available for issuance pursuant to the Company’s 1997 Stock Plan, as amended, and the Company’s 1997 Employee Stock Purchase Plan.

Option Grants

The Company did not grant any stock options or stock appreciation rights in 2005 to the Named Executive Officers.

Option Exercises and Fiscal Year-End Values

Shown below is information with respect to options to purchase the Company’s Common Stock granted under the Company’s 1996 Stock Option Plan and 1997 Stock Plan, as amended, including (i) the number of shares of Common Stock received upon exercise of options in the fiscal year ended December 31, 2005; (ii) the net value realized upon such exercise; (iii) the number of unexercised options held at December 31, 2005; and (iv) the aggregate dollar value of unexercised options held at December 31, 2005.

AGGREGATED OPTION/SAR EXERCISES IN THE LAST
FISCAL YEAR AND FY-END
OPTION/SAR VALUES

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End #		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)(2)
Name	Exercise (#)	Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert L. Voelk	—	—	51,428	0	$225,512	—
Daniel A. Coccoluto	—	—	13,716	8,000	41,280	41,280

(1)          Amounts, if any, disclosed in this column do not reflect amounts actually received by the Named Executive Officers, but are calculated based on the difference between the fair market value of the Company’s Common Stock on the date of exercise and the exercise price of the options. Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options and the amount of cash received by such individuals is dependent on the price of the Company’s Common Stock at the time of such sale

(2)          Value is based on the difference between the option exercise price and the fair market value of the underlying common stock at December 31, 2005 ($7.01 per share) multiplied by the number of shares of Common Stock underlying the option.

Employment Arrangements

In August 2003, the Company entered into an amended employment arrangement with Robert L. Voelk providing for severance payments and certain benefits upon a Qualified Termination (as defined in that employment agreement) of Mr. Voelk’s employment.

In August 2003, the Company entered into an employment agreement with Daniel A. Coccoluto providing for severance payments and certain benefits upon a termination by the Company without Cause (as defined in that employment agreement) or by Mr. Coccoluto for Good Reason within the first twelve months after a Change in Control (as defined in that employment agreement) of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company’s executive compensation program is administered by a two-member Compensation Committee. The members of the Compensation Committee during 2005 were Messrs. Cramer and Lietz who are independent, non-employee members of the Board of Directors. During the last completed fiscal year, the Compensation Committee made recommendations to the Board of Directors concerning the compensation of executive officers including the Company’s Chief Executive Officer. The Compensation Committee also made recommendations to the Board of Directors concerning incentive compensation of employees and directors of the Company.

The Company’s executive compensation program is designed to provide levels of compensation that assist the Company in attracting, motivating and retaining qualified executive officers and aligning the financial interests of the Company’s executive officers and other employees with those of its stockholders by providing a competitive compensation package based on corporate and individual performance. In addition to cash compensation in the form of base salary, compensation under the executive compensation program can be comprised of annual cash incentive bonuses and long-term incentive awards in the form of stock option or restricted stock grants. The compensation program is also comprised of various benefits, including medical and insurance plans, as well as the Company’s 1997 Stock Plan, as amended, the 1997 Employee Stock Purchase Plan and 401(k) Plan, which plans are generally available to all employees of the Company.

Base Salary

Base salary compensation levels for each of the Company’s executive officers, including the Company’s Chief Executive Officer, are generally set within the range of base salaries that the Compensation Committee believes are paid to executive officers with comparable qualifications, experience and responsibilities at other companies located in the northeastern United States of similar size and engaged in similar business to that of the Company. In recommending compensation levels, the Compensation Committee generally takes into account such factors as (i) the Company’s past operating and financial performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes determinations based upon the consideration of all of these factors as well as the progress made with respect to the Company’s long-term goals and strategies.

Incentive Compensation

Incentive Compensation in the form of performance-based bonuses for the Chief Executive Officer and the Company’s other executive officers is based upon management’s success in meeting the Company’s financial and strategic goals, as well as an individual’s success in meeting individual performance goals.

Stock Options and Restricted Stock

Stock options and restricted stock awards are the principal vehicles used by the Company to provide long-term incentive-based compensation to improve the Company’s operating and financial performance and to support the recruitment, motivation and retention of key professional and managerial personnel. The Company’s stock plans are administered by the Board of Directors. To date, the Board of Directors has not granted stock options at less than fair market value.

Stock options and restricted stock awards are granted from time to time to eligible employees and based upon the Company’s overall financial performance and their contributions thereto. Stock options and restricted stock awards are designed to align the interest of the Company’s executive officers and other employees with those of its stockholders by encouraging them to enhance the value of the Company, the price of the Common Stock and, hence, the stockholders’ return. In addition, the vesting of stock options and restricted stock over a period of time is designed to defer the receipt of compensation by the option holder, thus creating an incentive for the individual to remain with the Company. The Company periodically grants new options and restricted stock awards to provide continuing incentives for future performance.

During the fiscal year ended December 31, 2005, no stock options were awarded under the 1997 Stock Plan, as amended, or any other compensation plan to any of the Company’s Named Executive Officers.

During the fiscal year ended December 31, 2005, the Company’s Compensation Committee approved the granting of 85,697 shares of restricted stock to the Company’s Named Executive Officers and directors.

Other Benefits

The Company also has various broad-based employee benefit plans. Named Executive Officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers a stock purchase plan, pursuant to which employees may purchase Common Stock at a discount, and a 401(k) Plan. The Company matches each employee’s contributions to the 401(k) Plan up to 3% of such employee’s salary. The Company also maintains medical, disability and life insurance plans and other benefit plans for its employees.

Compensation of the Chief Executive Officer

Compensation for the Company’s Chief Executive Officer, Robert L. Voelk, was determined in accordance with the policies applicable to the other executive officers of the Company described above. The 2005 base salary compensation for Mr. Voelk was $350,000. The Compensation Committee determines the Chief Executive Officer’s cash compensation based upon (i) achievement of performance targets in accordance with the Company’s executive compensation policies; and (ii) the Company’s overall performance, the performance of his management team, the compensation paid at competing companies and the Company’s prospects, among other objective and subjective factors. The Compensation Committee does not find it practicable to quantify or assign relative weight to the factors on which the Chief Executive Officer’s compensation is based.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deduction to $1 million for compensation paid to any of the executive officers unless certain requirements are met. The Compensation Committee has considered these requirements and it is the Compensation Committee’s present intention, for so long as it is consistent with its overall compensation objectives, to structure executive compensation to minimize application of the deduction limitations of Section 162(m).

The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policies and programs implemented and administered have contributed and will continue to contribute towards achieving this goal.

This report has been respectfully submitted by the members of the Compensation Committee of the Board of Directors.*

Richard D. Cramer, Chairman
Andrew E. Lietz

*                    The Compensation Committee Report is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee Interlocks and Insider Participation

During the last year, no executive officer of the Company served as (i) a member of the Compensation Committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of any other entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company. No person who served as a member of the Compensation Committee was, during the fiscal year ended December 31, 2005, an officer or employee of the Company, was formerly an officer of the Company, or had any relationship requiring disclosure herein.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Company’s Board of Directors. Management of the Company has the primary responsibility for the preparation of the Company’s financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management. As part of this review, the Audit Committee discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the Company’s financial statements.

The Audit Committee reviewed and discussed with the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2005, Vitale, Caturano and Company, Ltd. (“Vitale”), who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

The Audit Committee has received from and discussed with Vitale the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Vitale its independence. These items relate to Vitale’s independence from the Company. The Audit Committee also discussed with Vitale any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee discussed with the Company’s independent registered public accounting firm, Vitale, the overall scope and plans for Vitale’s audit of the Company’s financial statements. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of the Company’s financial reporting.

The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the Company’s and Nasdaq’s director independence standards, as well as the Securities and Exchange Commission’s heightened director independence standards for audit committee members. The Audit Committee believes that each of its members is financially sophisticated and is able to read and understand the consolidated financial statements of the Company. The Board of Directors has also determined that each member of the Audit Committee is an “audit committee financial expert” as defined in applicable SEC rules. The Audit Committee has adopted a written charter setting out the audit related functions the Audit Committee is to perform and reviews this charter at least annually to ensure its sufficiency. The Audit Committee last reviewed its charter in December 2005. The amended version of the charter of the Audit Committee is attached hereto as Appendix A.

In reliance on the reviews and the discussions referred to above, the Audit Committee recommended to the Board of Directors and the Board of Directors subsequently approved the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2005, which report shall be filed with the Securities and Exchange Commission. The Audit Committee have selected Vitale as the Company’s registered public accounting firm for fiscal year 2006.

This report has been respectfully submitted by the members of the Audit Committee of the Board of Directors.*

James P. O’Halloran, Chairman
Richard D. Cramer
Andrew E. Lietz

*                    The Audit Committee Report is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Relationship with Independent Accountants

Vitale has been the independent registered public accounting firm that audits the consolidated financial statements of the Company and its subsidiaries since April 5, 2005. In accordance with standing policy, Vitale will periodically change the personnel who work on the audit.

The Audit Committee selected Vitale as the independent registered public accounting firm to the Company and its wholly owned subsidiary, Omtool Europe, Ltd., to serve as auditors for the fiscal year ending December 31, 2005. From 2002 through April 1, 2005, PricewaterhouseCoopers LLP (“PwC”) had been the independent registered public accounting firm that audited the financial statements of the Company and its wholly-owned subsidiary, Omtool Europe, Ltd. The Company does not expect a member of Vitale to be present at the annual meeting, however, a member of the firm will have an opportunity to make a statement if he or she desires to do so and will be available, by telephone, to respond to appropriate questions.

Fees

Aggregate fees for professional services rendered to the Company by Vitale for the fiscal year ended December 31, 2005 and by PwC for the fiscal year ended December 31, 2004 were:

Audit Fees

Audit fees were approximately $83,000 for 2005 and $164,100 for 2004. Such fees were for professional services rendered for the audits of the Company’s consolidated financial statements and the review of financial information included in the Company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and fees related to filings with the Securities and Exchange Commission and accounting consultations.

Audit-Related Fees

There were no audit-related fees billed by Vitale in 2005 or by PWC in 2004 as the Company did not incur any fees for audit-related services in 2005 or 2004.

Tax Fees

The total fees incurred by the Company for tax services were approximately $19,000 for 2005 and $39,225 for 2004. The fees were for services related to: tax compliance; including the preparation of tax returns; tax planning and advice; and requests for rulings or technical advice from tax authorities.

All Other Fees

The Company did not incur any fees from Vitale or PwC for any other services during 2005 or 2004.

Pre-Approval Policies and Procedures

The Audit Committee has established a policy of reviewing, in advance, and either approving or disapproving, any audit, audit-related or non-audit service to be provided to the Company by any independent public or certified public accountant who is providing audit services to the Company. All of the audit and tax services provided by Vitale to the Company in 2005 were approved by the Audit Committee by means of specific pre-approvals. All non-audit services provided by Vitale in 2005 were reviewed with the Audit Committee, which concluded that the provision of such services by Vitale  was compatible with the maintenance of each such firm’s independence in the conduct of its auditing functions.

Changes in Certifying Accountant

On April 1, 2005, the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm. The decision to dismiss PwC was authorized and approved by the Audit Committee of the Board of Directors of the Company. PwC’s reports on the Company’s consolidated financial statements for the years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. During the years ended December 31, 2005, 2004 and 2003, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their reports on the financial statements for such years. During the years ended December 31, 2005, 2004 and 2003, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

On April 5, 2005, the Company engaged Vitale as its independent registered public accounting firm to audit the Company’s consolidated financial statements. During the years ended December 31, 2004 and 2003 and through April 5, 2005, the Company did not consult with Vitale regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Certain Relationships and Related Transactions

eSped.com, Inc.

On October 31, 2000, the Company entered into an agreement with eSped.com, Inc. (“eSped”) pursuant to which eSped subleases from the Company 4,500 square feet of the premises the Company is occupying at its Salem, New Hampshire, headquarters. Mr. Voelk is the Chief Executive Officer and Chairman of the Board of Directors of eSped and Mr. Schultz is a member of the Board of Directors of eSped. The lease is a tenancy at will and commenced on February 1, 2001. Either party may terminate the lease with 120 days written notice to the other party. The annual amount of rent payments received by the Company from eSped in 2005 was $62,037 and the aggregate amount of rent payments received since the beginning of fiscal year 2001 is $243,938. As a result of a comparison by management of comparable real estate rates, the Company believes that this sublease is on terms no less favorable to the Company than could be obtained from an unrelated third party.

ASA International Ltd.

On March 31, 2004 the Company purchased 350,000 shares of its outstanding common stock from an existing stockholder, ASA International Ltd. (“ASA”), in a private transaction at a price of $5.75 per share, for an aggregate purchase price of $2,012,500. Since 1993, James O’Halloran, a member of the Company’s Board of Directors, has served as a director of ASA. Additionally, Mr.Voelk, Chief Executive Officer, President and Chairman of the Board of Directors of the Company, was employed in various positions at ASA, from 1981 to 1993, most recently serving as ASA’s Executive Vice President and member of the Board of Directors. Mr. Voelk currently serves as a member of the Board of Directors of ASA. The Company believes that the private transaction between it and ASA was on terms no less favorable to the Company than could be obtained from an unrelated third party.

Stock Performance Graph*

The following graph compares the percentage change in the cumulative total stockholder return on the Company’s Common Stock during the period from the Company’s initial public offering through December 31, 2005 with the cumulative total return on (i) the Nasdaq Market Index, and (ii) a broad peer group index prepared by Media General Financial Services consisting of Nasdaq listed companies grouped under SIC Code 7372.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN**
AMONG OMTOOL, LTD., NASDAQ MARKET INDEX
AND PEER GROUP INDEX

	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Omtool, Ltd.	100.00	50.00	18.67	70.48	162.67	133.52
Nasdaq Market Index	100.00	79.71	55.60	83.60	90.63	92.62
Peer Group Index	100.00	88.30	60.51	77.55	84.66	83.34

*                    This graph is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

**             Cumulative Total Return assumes $100 was invested on December 29, 2000 in the Company’s Common Stock and in the Nasdaq Market Index and Peer Group Index and assure reinvestment of dividends, if any.

The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from Hemscott plc, a source believed to be reliable, however, the Company is not responsible for any errors or omissions in such information.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based solely on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2005 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2005.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next Annual Meeting of the Company must be received at the Company’s principal executive offices no later than December 27, 2006. Under the Company’s Amended and Restated By-Laws, stockholders who wish to make a proposal at the next Annual Meeting—other than one that will be included in the Company’s proxy materials—must notify the Company no earlier than November 27, 2006 and no later than December 27, 2006. If a stockholder who wishes to present a proposal fails to notify the Company by December 27, 2006, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company’s Amended and Restated By-laws, the proposal is brought before the meeting, then under the Securities and Exchange Commission’s proxy rules the proxies solicited by management with respect to the next Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the Securities and Exchange Commission’s proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail—Return Receipt Requested to Omtool, Ltd., 6 Riverside Drive, Andover, Massachusetts 01810, Attention: Daniel A. Coccoluto, Secretary.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled “Compensation Committee Report on Executive Compensation,” “Audit Committee Report” and “Stock Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

EXPENSES AND SOLICITATION

Proxies may be solicited by the Company, by personal interview, mail and telephone. The Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. The cost of solicitation of proxies will be borne by the Company. The Company may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If the Company does so, it will pay that independent solicitation firm’s customary fees and expenses.

HOUSEHOLDING

Our Annual Report, including audited financial statements for the fiscal year ended December 31, 2005, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, ADP Investor Communication Services (“ADP”) has undertaken an effort to deliver only one Annual Report and one proxy statement to multiple shareholders sharing an address. This delivery method, called “householding,” is not being used, however, if ADP has received contrary instructions from one or more of the shareholders sharing an address. If your household has received only one Annual Report and one proxy statement, Omtool, Ltd. will deliver promptly a separate copy of the Annual Report and the proxy statement to any shareholder who makes a request to Omtool, Ltd., 6 Riverside Drive, Andover, MA 01810 (978) 327-5700, Attention: Daniel A. Coccoluto. You can also notify ADP that you would like to receive separate copies of Omtool, Ltd.’s Annual Report and proxy statement in the future by writing or calling your bank or broker. Even if your household has received only one Annual Report and one proxy statement, a separate proxy card should have been provided for each shareholder account. Each proxy card should be signed, dated, and returned in the enclosed self-addressed envelope. If your household has received multiple copies of Omtool Ltd.’s Annual Report and proxy statement, you can request the delivery of single copies in the future by completing the enclosed consent, if applicable, or writing or calling ADP directly at 1-800-353-0103.

Appendix A

OMTOOL, LTD.

Audit Committee Charter

A. PURPOSE AND SCOPE

The primary function of the Audit Committee (the “Committee”) of the Board of Directors of Omtool, Ltd. (the “Company”) is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company and to exercise the responsibilities and duties set forth below, including but not limited to: (a) appointing, compensating and retaining the Company’s independent public accountants, (b) overseeing the work performed by any independent public accountants, (c) assisting the Board of Directors in fulfilling its responsibilities by reviewing:  (i) the financial reports provided by the Company to the Securities and Exchange Commission (“SEC”), the Company’s shareholders or to the general public, and (ii) the Company’s internal financial and accounting controls, (d) recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations, (e) establishing and overseeing procedures designed to facilitate:  (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters, and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, (f) engaging advisors as necessary, and (g) determining the funding from the Company that is necessary or appropriate to carry out the Committee’s duties and distributing relevant funding provided by the Company.

B. COMPOSITION

The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements promulgated by the SEC, the National Association of Securities Dealers, any exchange, quotation system or market upon which securities of the Company are traded, or any governmental or regulatory body exercising authority over the Company (each a “Regulatory Body” and collectively, the “Regulatory Bodies”), as in effect from time to time.

All members of the Committee shall meet applicable financial literacy requirements under the rules of the Regulatory Bodies, namely to be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement. At least one member of the Committee shall meet applicable financial sophistication requirements under the rules of the Regulatory Bodies, namely to have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. At least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC.

To the extent permitted by the Regulatory Bodies, the Board of Directors may avail itself of cure periods and exemptions from the requirements of the Regulatory Bodies, including the ability to appoint one member (other than the Chairman of the Committee) who does not meet the independence requirements set forth above (other than those set forth by the SEC in and under Section 10A-(3) of the Securities Exchange Act of 1934) and who is not a current officer or employee of the Company or a family member of an officer or employee if the Board of Directors, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its shareholders and the member meets all other requirements. The Board of Directors shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination.

The members of the Committee shall be elected by the Board of Directors and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership. In the absence of the Chairman at a duly convened meeting, the Committee shall select a temporary substitute from among its members.

The Committee may form, and delegate any of its responsibilities to, a subcommittee so long as such subcommittee is solely comprised of one or more members of the Committee and such delegation is consistent with applicable law.

The Committee shall meet on a regularly-scheduled basis at least four times per year or more frequently as circumstances dictate. The Committee shall meet at least quarterly with the independent auditor.

The Committee shall establish its own schedule and rules of procedure. The Committee shall hold executive sessions of the Committee as it deems necessary and appropriate. Meetings of the Committee may be held telephonically.

C. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Document Review

1.                 Review and re-assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2.                 Review and discuss with representatives of management and representatives of the independent accounting firm the Company’s audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Company’s annual report on Form 10-K. The Committee shall also review the Company’s quarterly financial statements prior to their inclusion in the Company’s quarterly SEC filings on Form 10-Q.

3.                 Take steps designed to ensure that the independent accounting firm reviews the Company’s interim financial statements prior to their inclusion in the Company’s quarterly reports on Form 10-Q.

Independent Accounting Firm

4.                 Have sole authority and be directly responsible for the appointment, compensation, retention (including the authority not to retain or to terminate) and oversight of any independent accounting firms engaged by the Company for the purpose of preparing or issuing an audit report, performing other audit, review or attest services or any other related work. Have such firm(s) report directly to the Committee. The authority of the Committee shall include ultimate authority to approve all audit engagement fees and terms.

5.                 Approve in advance the engagement for any and all audit and permitted non-audit services to be performed by the independent accounting firm required to be approved by the Committee by the rules and regulations of the Regulatory Bodies and adopt and implement policies for such pre-approval.

6.                 Determine funding necessary for compensation of any independent accounting firms and notify the Company of such anticipated funding needs.

7.                 Be directly responsible for the resolution of any disagreements between management and the independent accounting firm regarding financial reporting matters.

8.                 On an annual basis, receive from the independent accounting firm and review a formal written statement identifying and delineating all relationships between the independent accounting firm and the Company consistent with Independence Standards Board Standard 1, as it may be modified or supplemented. The Committee shall discuss with the independent accounting firm its independence and shall actively engage in a dialogue with such firm with respect to any disclosed relationships or services that may impact the objectivity and independence of such firm. The Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent accounting firm, including rotation of partners in accordance with applicable rules and regulations.

9.                 On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented.

10.          Evaluate the performance of the independent accounting firm and consider the discharge of the independent accounting firm when circumstances warrant.

Financial Reporting Processes

11.          In consultation with the independent accounting firm and management, review annually the adequacy of the Company’s internal control over financial reporting.

12.          Based on the Company’s chief executive officer and chief financial officer’s most recent evaluation of internal control over financing reporting, prior to the filing of the Form 10-K or a Form 10-Q, receive and review disclosure, if any, made by such officers regarding (a) significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Committee shall direct the actions to be taken and/or make recommendations to the Board of Directors of actions to be taken to the extent such disclosure indicates the finding of any significant deficiencies or material weaknesses in internal control over financial reporting or fraud.

13.          Regularly review the Company’s critical accounting policies and accounting estimates resulting from the application of these policies and inquire at least annually of both the Company’s management and the independent accounting firm as to whether either has any concerns relative to the quality of management’s accounting policies. Annually review and discuss the report of the independent accounting firm regarding critical accounting policies and practices to be used, material alternative accounting treatments within generally accepted accounting principles that have been discussed with management (including the ramifications of the use of the alternative treatments and the treatment preferred by the accounting firm) and material written communications.

Compliance

14.          Engage outside advisors, including but not limited to, counsel, independent accounting consultants and/or other experts, as it determines necessary to carry out its duties.

15.          Determine funding necessary for ordinary administrative expenses of the Committee that are necessary or appropriate to carrying out the Committee’s duties and for compensation of any outside advisors to be engaged by the Committee and notify the Company of anticipated funding needs of the Committee.

16.          Establish and oversee procedures for (a) the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

17.          Investigate any allegations that any officer or director of the Company, or any other person acting under the direction of any such person, directly or indirectly, took any action to coerce, manipulate, mislead or fraudulently influence any independent public or certified accountant engaged in the performance of an audit or review of the financial statements of the Company if that person knew or should have known that such action, if successful, could result in rendering such financial statements materially misleading and, if such allegations prove to be correct, take or recommend to the Board of Directors appropriate disciplinary action.

18.          Discuss, when and if necessary and appropriate, with the Company’s management and the independent accounting firm, and review with the Board of Directors, the legal and regulatory requirements applicable to the Company and its subsidiaries, and the Company’s compliance with such requirements.

19.          Make recommendations, when and if necessary or appropriate, to the Board of Directors concerning the Company’s policies and procedures regarding compliance with laws and regulations applicable to the Company.

20.          Discuss with the Company’s management any legal matters (including pending or threatened litigation) that could have a material effect on the Company, its financial statements or its legal and regulatory compliance policies and procedures.

Reporting to the SEC, Stockholders and the Board of Directors

21.          Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the Committee to be included in the Company’s annual proxy statement for each annual meeting of stockholders.

22.          Instruct the Company’s management to disclose in its annual proxy statement for each annual meeting of stockholders, Form 10-K and Form 10-Q’s the approval by the Committee of any non-audit services performed by the independent accounting firm, and review the substance of any such disclosure and the considerations relating to the compatibility of such services with maintaining the independence of the accounting firm.

23.          The Committee shall regularly report to and review with the Board of Directors any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent accounting firm, the performance of the internal audit function and any other matters that the Committee deems appropriate or is required to review for the benefit of the Board of Directors.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

Last Amended:  December 6, 2005

ANNUAL MEETING OF STOCKHOLDERS OF

OMTOOL, LTD.

May 23, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon as possible.

” Please detach along perforated line and mail in the envelope provided. ”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect two Class III directors to serve for three-year terms.
			2.	To transact such other business as may properly come before the
		NOMINEES:		meeting and any adjournments thereof.
☐	FOR BOTH NOMINEES	o Robert L. Voelk
		o Martin A. Schultz		THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE
☐	WITHHOLD AUTHORITY FOR BOTH NOMINEES			UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.
☐	FOR BOTH EXCEPT (See instructions below)			The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement.
	INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR BOTH EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder:	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY	PROXY

OMTOOL, LTD.

This Proxy is solicited on behalf of the Board of Directors
for the Annual Meeting of Stockholders to be held on May 23, 2006

The undersigned hereby appoints Robert L. Voelk and Daniel A. Coccoluto, and each or both of them, proxies for the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of Omtool, Ltd., to be held on May 23, 2006 at 10:00 a.m., at the offices of the Company, at 6 Riverside Drive, Andover, Massachusetts, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all the Common Stock of the Company that the undersigned would be entitled to vote if personally present. This Proxy, when properly executed, will be voted in accordance with your indicated directions. If no direction is made, this Proxy will be voted FOR the election of the candidates for Directors listed hereon and in the judgment of the proxies named herein with respect to such other business as may properly come before the meeting and any adjournments thereof.

The Board of Directors recommends a vote FOR the election of the candidates for Directors listed hereon.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE
REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

(Continued and to be signed on reverse side.)